
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of IKON Capital, Inc. and is qualified in its entirity by reference to such financial statments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                               0
<SECURITIES>                                         0
<RECEIVABLES>                            1,640,447,000<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                      77,919,000<F2>
<DEPRECIATION>                              28,032,000<F2>
<TOTAL-ASSETS>                           1,702,607,000
<CURRENT-LIABILITIES>                                0
<BONDS>                                  1,337,400,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0<F3>
<OTHER-SE>                                 229,821,000
<TOTAL-LIABILITY-AND-EQUITY>             1,702,607,000
<SALES>                                              0
<TOTAL-REVENUES>                            96,940,000
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            28,072,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          37,228,000
<INCOME-PRETAX>                             32,917,000
<INCOME-TAX>                                13,496,000
<INCOME-CONTINUING>                         19,421,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                19,421,000
<EPS-PRIMARY>                                        0<F4>
<EPS-DILUTED>                                        0<F4>

<F1>Includes  net  investments  in leases of  $1,587,271,000  and other accounts receivable.
<F2>Included leased equipment of: cost - $65,412,000; accumulated depreciation -
$25,106,000.
<F3>Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
<F4>Not required as the registrant is a wholly-owned subsidiary.

